State of Florida

Department of State

I certify from the records of this office that DISCOUNT COUPONS CORPORATION is a corporation organized under the laws of the State of Florida, filed on August 16, 2010.

The document number of this corporation is P10000067248.

I further certify that said corporation has paid all fees due this office through December 31, 2013, that its most recent annual report/uniform business report was filed on March 27, 2013, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code, 414A00004930-030614-P10000067248-1/1, noted below.

Authentication Code: 414A00004930-030614-P10000067248-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Sixth day of March, 2014

Ken Detzner
Secretary of State

March 6, 2014

FLORIDA DEPARTMENT OF STATE
Division of Corporations

DISCOUNT COUPONS CORPORATION
5584 RIO VISTA DRIVE
CLEARWATER, FL 33760US

Re: Document Number P10000067248

The Articles of Amendment to the Articles of Incorporation for DISCOUNT COUPONS CORPORATION, a Florida corporation, were filed on March 5, 2014.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H14000054472.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tina D Carter
Regulatory Specialist
Division of Corporations

Letter Number: 414A00004930

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on March 5, 2014, to Articles of Incorporation for DISCOUNT COUPONS CORPORATION, a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H14000054472. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P10000067248.

Authentication Code: 414A00004930-030614-P10000067248-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Sixth day of March, 2014

Ken Detzner
Ken Detzner
Secretary of State

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Discount Coupons Corp

DOCUMENT NUMBER: P10000067248

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Steven P Martin
Name of Contact Person

Discount Coupons Corp
Firm/ Company

5584 Rio Vista Drive
Address

Clearwater, FL 33760
City/ State and Zip Code

pat@discountcoupons.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Steven P Martin at (919) 610-4400
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☒ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Discount Coupons Corp
(Name of Corporation as currently filed with the Florida Dept. of State)

P10000067248
(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________________

____
(Florida street address)

New Registered Office Address: ______________________________, Florida ______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
2) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
3) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
4) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
5) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
6) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

Increase the number of shares from
30,000,000 to 50,000,000 outstanding.

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated March 4, 2014

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Steven P Martin
(Typed or printed name of person signing)

CEO
(Title of person signing)